As filed with the Securities and Exchange Commission on September 10, 2020

Registration Statement No. 333-238829

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 4

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREENWICH LIFESCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-5473709
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3992 Bluebonnet Dr, Building 14
Stafford, TX 77477
(832) 819-3232
(Address and telephone number of registrant’s principal executive offices)

Snehal Patel
Chief Executive Officer
Greenwich LifeSciences, Inc.
3992 Bluebonnet Dr, Building 14
Stafford, TX 77477
(832) 819-3232
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq. Nazia J. Khan, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Tel.: (212) 653-8700	Gregory Sichenzia, Esq. Darrin Ocasio, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, NY 10036 Tel.: (212) 930-9700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Greenwich LifeSciences, Inc. is filing this Amendment No. 4 (this “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-238829) (the “Registration Statement”) to re-file Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II, Item 16, Exhibit 5.1 and the signature page. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1**	Amended and Restated Certificate of Incorporation, currently in effect
3.2**	Amendment to Amended and Restated Certificate of Incorporation dated March 2, 2018
3.3**	Amendment to Amended and Restated Certificate of Incorporation dated September 9, 2019
3.4**	Form of Second Amended and Restated Certificate of Incorporation, to be effective immediately prior to the closing of this offering
3.5**	Amended and Restated Bylaws, currently in effect
3.6**	Form of Second Amended and Restated Bylaws, to be effective immediately prior to the closing of this offering
3.7**	Amendment to Amended and Restated Certificate of Incorporation dated June 22, 2020
4.1**	Specimen Stock Certificate evidencing the shares of common stock
4.2**	Form of Underwriter Warrant
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1+**	2019 Equity Incentive Plan
10.2+**	Form of Indemnification Agreement with directors and executive officers
10.3**	Exclusive License Agreement between The Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc. and the Company
10.4**	First Amendment to Exclusive License Agreement between The Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc. and the Company
10.5**	Second Amendment to Exclusive License Agreement between The Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc. and the Company
10.6**	American Arbitration Association Award of Arbitrators
10.7+**	Form of Employment Agreement between the Company and Snehal Patel, to be effective on the closing of the offering contemplated by this registration statement
10.8**	Registration Rights Agreement
23.1**	Consent of MaloneBailey, LLP, independent registered public accounting firm
23.2*	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)
24.1**	Power of Attorney

*	Filed herewith.
**	Previously filed.
+	Indicates a management contract or any compensatory plan, contract or arrangement.

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stafford, State of Texas, on the 10th day of September, 2020.

GREENWICH LIFESCIENCES, INC.

By:	/s/ Snehal Patel
Snehal Patel
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Snehal Patel	Chief Executive Officer and Director	September 10, 2020
Snehal Patel	(Principal Executive Officer and Principal Accounting and Financial Officer)

*	Chief Medical Officer and Director	September 10, 2020
F. Joseph Daugherty

*	Director	September 10, 2020
David McWilliams

*	Director	September 10, 2020
Eric Rothe

*	Director	September 10, 2020
Kenneth Hallock

* By:	/s/ Snehal Patel
Snehal Patel, Attorney-In-Fact

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